EXHIBIT 23.2

Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Ave.
New York, NY 10022

July 30, 2010

TapImmune Inc.
2815 Eastlake Avenue East, Suite 300,
Seattle, WA 98102

Re: AMENDMENT No. 1 to REGISTRATION STATEMENT ON FORM S-1/A
File No. 333-167571 (the “Amended Registration Statement”)

Dear Ladies and Gentlemen:

We hereby consent to the filing of our opinion dated June 16, 2010 addressed to TapImmune Inc. as an exhibit to the Amended Registration Statement and to the reference to this firm in the Prospectus included in the Amended Registration Statement.

Very truly yours,

/s/ SANDERS ORTOLI VAUGHN-FLAM ROSENSTADT LLP